EXHIBIT 99.1

GEOGLOBAL ANNOUNCES FINANCING

Calgary, Alberta, Canada, January 22, 2013 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE MKT: GGR) announces that on January 16, 2013 it entered into an Agreement with a private Israeli investment group to sell 90% of the issued shares of the Company’s Israeli subsidiary, GeoGlobal Resources (Israel) Ltd. (“GRL”), in exchange for an Investor’s Loan of US$775,000 to be used to repay shareholder loans to GeoGlobal, subject to certain terms and conditions.

GRL does not hold any of the ownership in the Myra, Sara and Samuel licences in Israel which are currently held in other GeoGlobal subsidiaries.

Under the terms of the Agreement, there is a 14 business day due diligence period.  Closing is expected to take place on or before March 15, 2013 unless otherwise extended, subject to certain terms and conditions.  Such terms and conditions include among others, receipt of written approval of the Petroleum Commissioner at the Ministry of Energy and Water Resources of Israel for GRL to serve as an “Operator” in petroleum exploration activities in Israel at depths exceeding 1,000 meters.

Upon closing, US$625,000 of the Investor’s Loan will be paid into GRL, to be used firstly to discharge any and all third party liabilities and obligations of GRL, with the remainder to be paid to GeoGlobal by way of a repayment of previous shareholder’s loans.  The remaining US$150,000 of the Investor’s Loan will only be advanced in the event that GRL enters into a Services Contract during a period of one year from closing.

“Through this deal we have pulled together expertise to execute exploration programs and make an Israeli based operator.  We have brought together the owners of the Israeli Shipyards Ltd. lead by Shlomi Fogel to provide shore base and logistics support, the proven Engineering and Drilling expertise lead by Ken Stanley that has been part of the existing major discoveries in Israel, and the Geology and Geophysics expertise and local experienced staff of GGR.  The combination of the three owners brings the key elements together for a well balanced team to execute on exploration programs in Israel.  I am excited by the possibilities and continued investment opportunities that this transaction will provide GGR as new blocks become available in the region” says Paul B. Miller, President and CEO.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995.

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption "Risk Factors" in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports, which we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GEOGLOBAL RESOURCES INC.	THE EQUICOM GROUP
www.geoglobal.com	Nick Hurst
Phone: +1-403-777-9250	Phone: +1-403-218-2835
Email: info@geoglobal.com	Email: nhurst@tmxequicom.com